UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MUTUAL FUND PROXY FACT SHEET FOR: SCHRODER FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	AUGUST 24, 2016	OFFICES OF ROPES & GRAY LLP
Mail Date	SEPTEMBER 12, 2016	1211 AVENUE OF THE AMERICAS, 38th FLOOR
Meeting Date	OCTOBER 11, 2016 @ 10:00AM EDT	NEW YORK, NEW YORK 10036

ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	SEE PAGE 5	Inbound Line	1-800-713-9968
Cusip Number	SEE PAGE 5	Website	www.schroderfunds.com

What are shareholders being asked to vote on?

1.              Shareholders of each of the Target Funds listed below are being asked to vote to approve the Agreement and Plan of Reorganization by and among each of Schroder Series Trust and Schroder Capital Funds (Delaware), on behalf of their respective Target Fund, and The Hartford Mutual Funds II, Inc. (“HMF II”), on behalf of each corresponding Acquiring Fund listed below, Schroder Investment Management North America Inc. (“SIMNA”), and Hartford Funds Management Company, LLC (“HFMC”), pursuant to which each Target Fund will transfer all of its assets to the corresponding Acquiring Fund, in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the Target Fund (each a “Reorganization”). Shares of each class of the Acquiring Fund will be distributed proportionately to shareholders of the corresponding class of the Target Fund:

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION — FOR

TARGET FUND	ACQUIRING FUND
Schroder Absolute Return EMD and Currency Fund	Hartford Schroders Emerging Markets Debt and Currency Fund
Schroder Broad Tax-Aware Value Bond Fund	Hartford Schroders Tax-Aware Bond Fund
Schroder Emerging Market Equity Fund	Hartford Schroders Emerging Markets Equity Fund
Schroder Emerging Markets Multi-Sector Bond Fund	Hartford Schroders Emerging Markets Multi-Sector Bond Fund
Schroder International Alpha Fund	Hartford Schroders International Stock Fund
Schroder International Multi-Cap Value Fund	Hartford Schroders International Multi-Cap Value Fund
Schroder Global Multi-Asset Income Fund	Hartford Schroders Income Builder Fund
Schroder Global Strategic Bond Fund	Hartford Schroders Global Strategic Bond Fund
Schroder U.S. Opportunities Fund	Hartford Schroders US Small Cap Opportunities Fund
Schroder U.S. Small and Mid Cap Opportunities Fund	Hartford Schroders US Small/Mid Cap Opportunities Fund

TARGET FUND CLASS	ACQUIRING FUND CLASS
R6 Shares	Class SDR
Investor Shares	Class I*
Advisor Shares	Class A

* Eligible investors in Investor Shares of Schroder Broad Tax-Aware Value Bond Fund with a minimum investment balance of $5 million on the closing date of the Reorganization involving Schroder Broad Tax-Aware Value Bond Fund will have their Acquiring Fund Class I shares converted into Class SDR shares of the Acquiring Fund immediately after the Reorganization.

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION — FOR

For Internal Distribution Only

Why did Schroder Investment Management North America (SIMNA) propose the Reorganizations of the Target Funds into newly-formed corresponding series of The Hartford Mutual Fund II, Inc. and how are the Funds and their Shareholders expected to benefit from the proposed Reorganizations?

Schroder Investment Management North America Inc., the Target Funds’ investment adviser, proposed reorganizing the Target Funds into the Acquiring Funds to combine the strengths of two organizations.  Specifically, SIMNA believes that the Reorganizations, by combining Schroders’ investment expertise with the experience and extensive distribution resources in the U.S. market of Hartford Funds Management Company, LLC and its affiliates, will provide each Target Fund with greater potential to attract additional assets and will potentially allow shareholders to benefit from economies of scale, including those that may be achieved by spreading certain fixed costs across the larger asset base of the mutual fund complex advised by Hartford Funds Management Company, LLC. Schroder Investment Management North America Inc. believes that these benefits may serve to reduce the Funds’ expenses over time.  In addition, the proposed Reorganizations would provide Shareholders with the benefit of continuity of portfolio management and portfolio management teams, along with the benefit of Hartford Funds’ experience and resources in overseeing subadvisers and administering and distributing mutual funds.  Finally, the Reorganizations would provide shareholders with access to additional investment options, by virtue of certain exchange rights, within the Hartford Funds fund complex.

After careful consideration, the Board recommends that you vote FOR the Reorganization of your Target Fund.

Will fees increase as a result of the Reorganizations?

While there are some differences in the management fees and expected expense ratios for the Acquiring Funds as compared to the Target Funds, as discussed below, Hartford Funds Management Company, LLC has agreed to limit each Acquiring Fund’s total operating expenses at the same level as limits currently applicable to the corresponding Target Fund’s total operating expenses for two years after the closing of the Reorganization. Therefore, following the Reorganizations, the Target Fund shareholders will not experience an increase in fees and expenses with respect to their investment in an Acquiring Fund for at least two years.

How will the Reorganizations affect the investment strategies, objectives and policies of the fund?

The investment objectives, strategies and policies of each Target Fund and its corresponding Acquiring Fund are substantially similar.

What will happen to my shares if the reorganization is approved?

Each shareholder of a Target Fund at the time of the Reorganization will receive shares of the corresponding class of shares of the Acquiring Fund with an aggregate net asset value equal to the aggregate net asset value of that shareholder’s investment in the Target Fund immediately before the Reorganization.

Who will serve as Investment Adviser to the Funds if the Reorganizations are approved?

It is proposed that Hartford Funds Management Company, LLC will serve as investment adviser to the Acquiring Funds and that, following the Reorganizations, Schroder Investment Management North America Inc., the Target Funds’ current investment adviser, will serve as subadviser to each of the Acquiring Funds pursuant to a subadvisory agreement with Hartford Funds Management Company, LLC.

Schroder Investment Management North America Limited, which currently serves as the subadviser to certain Target Funds, will serve as sub-subadviser to the corresponding Acquiring Funds pursuant to a sub-subadvisory agreement with Schroder Investment Management North America Inc.

In contrast, Schroder Investment Management North America Inc. currently serves as the investment adviser for the Target Funds and its affiliate Schroder Investment Management North America Limited, currently serves as subadviser to certain Target Funds.

How will this affect the day to day management of the fund?

The portfolio managers who are primarily responsible for the day-to-day portfolio management of the Target Funds are expected to serve in the same capacities for the Acquiring Funds. It is not expected that the proposed Reorganizations will result in a reduction in the level or quality of advisory services that the shareholders of the Acquiring Funds will receive compared to the advisory services they currently receive as shareholders of the Target Funds.

Will I have to pay any sales charges, contingent deferred sales charges or redemption/exchange fees in connection with a Reorganization?

You will not have to pay any front-end sales charges, contingent deferred sales charges or redemption/exchange fees in connection with a Reorganization. The Acquiring Funds’ Class A shares sales charges will not apply to investors who held Advisor Shares of a corresponding Target Fund prior to the date of the Reorganization and received Class A shares of the Acquiring Fund as a result of the Reorganization, including, with respect to additional purchases of Class A shares by the same account.

How do the Funds’ purchase, redemption and exchange procedures compare?

The share purchase, redemption and exchange procedures of the Acquiring Funds are similar to those of the Target Funds.

When is the reorganization expected to be completed?

The Reorganizations will take place as soon as practicable following shareholder approval, and are expected to close on or about October 21, 2016.

What will happen if shareholders do not approve the reorganization?

If shareholders of any Target Fund fail to approve its Reorganization and the condition is not waived, the Board of Trustees of each Target Fund will consider what other actions, if any, may be appropriate.

Are the reorganizations of each Target Fund conditioned upon shareholder approval of the Reorganizations relating to all of the other Target Funds?

The reorganization of each Target Fund into the corresponding Acquiring Fund is conditioned upon receipt of shareholder approval of the Reorganizations relating to all of the other Target Funds. Accordingly, if shareholders of one Target Fund approve its Reorganization, but shareholders of a second Target Fund do not approve that Target Fund’s Reorganization, the Reorganization of the first Target Fund may not take place unless that condition is waived by the Funds, Schroder Investment Management North America Inc. and/or Hartford Funds Management Company, LLC, as applicable.

What are the expected tax consequences of the Reorganizations?

You are not expected to pay any costs, expenses or sales charges in connection with the Reorganizations. Each Reorganization is expected to qualify as tax-free for U.S. federal income tax purposes. Accordingly, it is expected that Target Fund shareholders will not, and the Target Fund generally will not, recognize any gain or loss as a direct result of a Reorganization for U.S. federal income tax purposes.

Who will pay for the cost of the proxy solicitation?

The direct costs associated with the Reorganizations will be borne by Schroder Investment Management North America Inc. and Hartford Funds Management Company, LLC and, in addition to any stamp tax or other transfer costs or expenses, will not be borne by the shareholders of the Funds.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1-10

VOTING METHODS

PHONE:

To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At:  www.proxyonline.com/docs/SchroderFunds2016.pdf

NAME OF FUND	CUSIP	CLASS	TICKER
Schroder Absolute Return EMD and Currency Fund	808090641	ADVISOR	SARVX
Schroder Absolute Return EMD and Currency Fund	808090633	INVESTOR	SARNX
Schroder Absolute Return EMD and Currency Fund	808090534	R6	SARRX
Schroder Broad Tax-Aware Value Bond Fund	808090526	ADVISOR	STWVX
Schroder Broad Tax-Aware Value Bond Fund	80809R402	INVESTOR	STWTX
Schroder Emerging Market Equity Fund	808090740	ADVISOR	SEMVX
Schroder Emerging Market Equity Fund	808090757	INVESTOR	SEMNX
Schroder Emerging Market Equity Fund	808090575	R6	SEMTX
Schroder Emerging Markets Multi-Sector Bond Fund	80809R709	ADVISOR	SMSVX
Schroder Emerging Markets Multi-Sector Bond Fund	80809R808	INVESTOR	SMSNX
Schroder Emerging Markets Multi-Sector Bond Fund	808090518	R6	SMSRX
Schroder Global Multi-Asset Income Fund	808090625	ADVISOR	SGMVX

Schroder Global Multi-Asset Income Fund	808090617	INVESTOR	SGMNX
Schroder Global Multi-Asset Income Fund	808090492	R6	SMGRX
Schroder Global Strategic Bond Fund	808090591	ADVISOR	SGBVX
Schroder Global Strategic Bond Fund	808090583	INVESTOR	SGBNX
Schroder Global Strategic Bond Fund	808090484	R6	SGBJX
Schroder International Alpha Fund	808088710	ADVISOR	SCVEX
Schroder International Alpha Fund	808088207	INVESTOR	SCIEX
Schroder International Alpha Fund	808088686	R6	SCIJX
Schroder International Multi-Cap Value Fund	808090690	ADVISOR	SIDVX
Schroder International Multi-Cap Value Fund	808090716	INVESTOR	SIDNX
Schroder International Multi-Cap Value Fund	808090559	R6	SIDRX
Schroder U.S. Opportunities Fund	808088694	ADVISOR	SCUVX
Schroder U.S. Opportunities Fund	808088405	INVESTOR	SCUIX
Schroder U.S. Opportunities Fund	808088678	R6	SCURX
Schroder U.S. Small and Mid Cap Opportunities Fund	80809R105	ADVISOR	SMDVX
Schroder U.S. Small and Mid Cap Opportunities Fund	80809R204	INVESTOR	SMDIX
Schroder U.S. Small and Mid Cap Opportunities Fund	808090542	R6	SMDRX

Schroder Funds Level I Script

(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Schroder Funds.

I wanted to confirm that you have received the proxy material for the Shareholders Meeting scheduled for October 11, 2016.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone.

Your Board of Trustees is unanimously recommending a vote “In Favor” of each proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

However, the Board of Trustees is unanimously recommending a vote “In Favor” of each proposals.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Schroder Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation — I am recording your (Recap Voting Instructions).

For confirmation purposes:

•                  Please state your full name. (Pause)

•                  According to our records, you reside in (city, state, zip code). (Pause)

•                  To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of this vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on this confirmation.  Mr. /Ms.            , your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 9-23-16

Schroder Funds

Level I Machine Script

Hello.

I am calling on behalf of your investment with the Schroder Funds.

The Special Meeting of Shareholders is scheduled to take place on October 11, 2016.  All shareholders are being asked to consider and vote on an important matter.  As of today your vote has not been registered.

Please contact us as soon as possible at 1-800-713-9968 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.